EMPLOYMENT AGREEMENT


This Employment Agreement (this "Agreement") is made effective as of January 01, 2000, by and between Swiftnet Ltd ("Swiftnet"), of 960 High Road, London, UK, N12 9RY and Bosmat Houston ("Bosmat"), of 53 Goldsmith Road, Friern Barnet, London, UK, N11 3JG.

      A. Swiftnet is engaged in the business of Telecommunications. Bosmat will primarily perform the job duties at the following location:
         960 High Road, London, UK.

      B. Swiftnet desires to have the services of Bosmat.

      C. Bosmat is willing to be employed by Swiftnet.

Therefore, the parties agree as follows:

     1. EMPLOYMENT. Swiftnet shall employ Bosmat as a R&D Manager. Bosmat shall provide to Swiftnet the following services: duties as needed. Bosmat accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Swiftnet and Swiftnet's supervisory personnel. Bosmat shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Bosmat from time to time by Swiftnet.

     2. BEST EFFORTS OF EMPLOYEE. Bosmat agrees to perform faithfully, industriously, and to the best of Bosmat's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Swiftnet. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Swiftnet may require from time to time.

     3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Bosmat under this Agreement, Swiftnet will pay Bosmat an annual salary of 27,192.00 Pounds Sterling payable monthly on the first day of each month. Upon termination of this Agreement, payments under this paragraph shall cease;
provided, however, that Bosmat shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Bosmat has not yet been paid, and for any commission earned in accordance with Swiftnet's customary procedures, if applicable. Accrued vacation will be paid in accordance with state law and Swiftnet's customary procedures. This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

     4.   EXPENSE   REIMBURSEMENT.    Swiftnet   will   reimburse   Bosmat   for
"out-of-pocket" expenses incurred by Bosmat in accordance with Swiftnet's policies in effect from time to time.

     5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Bosmat shall provide Swiftnet with all information, suggestions, and recommendations regarding Swiftnet's business, of which Bosmat has knowledge, that will be of benefit to Swiftnet.

     6. CONFIDENTIALITY. Bosmat recognizes that Swiftnet has and will have information regarding the following:

     Inventions, products, product design, processes, technical matters, trade secrets, copyrights, customer lists, prices, costs, discounts, business affairs, future plans and other vital information items (collectively, "Information") which are valuable, special and unique assets of Swiftnet. Bosmat agrees that Bosmat will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of Swiftnet. Bosmat will protect the Information and treat it as strictly confidential. A violation by Bosmat of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

     7. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Bosmat has disclosed (or has threatened to disclose) Information in violation of this Agreement, Swiftnet shall be entitled to an injunction to restrain Bosmat from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Swiftnet shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     8. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 3 years period after the termination of Bosmat's employment. During such 3 years period, neither party shall make or permit the making of any public announcement or statement of any kind that Bosmat was formerly employed by or connected with Swiftnet.

     9. NON-COMPETE AGREEMENT. Bosmat recognizes that the various items of Information are special and unique assets of the company and need to be protected from improper disclosure. In consideration of the disclosure of the Information to Bosmat, Bosmat agrees and covenants that for a period of 1 year following the termination of this Agreement, whether such termination is voluntary or involuntary, Bosmat will not directly or indirectly engage in any business competitive with Swiftnet. This covenant shall apply to the geographical area that includes the United Kingdom. Directly or indirectly engaging in any competitive business includes, but is not limited to: (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Swiftnet for the benefit of a third party that is engaged in such business. Bosmat agrees that this non-compete provision will not adversely affect Bosmat's livelihood.

     10. TERM/TERMINATION. Bosmat's employment under this Agreement shall be for an unspecified term on an "at will" basis. Swiftnet may terminate this Agreement upon three months written notice, and by Bosmat upon three months written notice. If Bosmat is in violation of this Agreement, Swiftnet may terminate employment without notice and with compensation to Bosmat only to the date of such termination. The compensation paid under this Agreement shall be Bosmat's exclusive remedy.

     11. TERMINATION FOR DISABILITY. Swiftnet shall have the option to terminate this Agreement, if Bosmat becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation. Swiftnet shall exercise this option by giving 30 days written notice to Bosmat.

     12. COMPLIANCE WITH EMPLOYER'S RULES. Bosmat agrees to comply with all of the rules and regulations of Swiftnet.

     13. RETURN OF PROPERTY. Upon termination of this Agreement, Bosmat shall deliver to Swiftnet all property which is Swiftnet's property or related to Swiftnet's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Bosmat's possession or under Bosmat's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Bosmat.

     14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, addressed as follows:


       Employer:

       Swiftnet Ltd
       Abraham Keinan
       Managing Director
       960 High Road
       London, UK N12 9RY

       Employee:

       Bosmat Houston
       53 Goldsmith Road, Friern Barnet
       London, UK N11 3JG

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     15. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     16. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     17. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     18. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     19. APPLICABLE LAW. The laws of England and Wales shall govern this Agreement.


EMPLOYER:
Swiftnet Ltd



By:   ___________________________________         Date:  ______________________
      Abraham Keinan
      Managing Director



AGREED TO AND ACCEPTED.

EMPLOYEE:



      __________________________________          Date:  ______________________
      Bosmat Houston